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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17565, 333-33475 and 333-44371) of Renaissance Worldwide, Inc. (formerly The Registry, Inc.) of our report dated February 12, 1998, except as to the "Stock Split and Authorized Shares" section of Note 10 which is as of March 24, 1998, appearing on page 26 of this Transition Report on Form 10-K.


Price Waterhouse LLP

Boston, Massachusetts
March 26, 1998